UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013 (June 28, 2013)

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 430, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 - Regulation FD Disclosure

The information in this report furnished pursuant to Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, only if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report.

As previously disclosed, ARCA biopharma, Inc. (“ARCA”) closed its public offering of 125,000 shares of Series A Convertible Preferred Stock (“Preferred Stock”) on June 4, 2013. Each share of Preferred Stock is convertible into 100 shares of the Company’s Common Stock at any time at the option of the holder; provided, that the holder will be prohibited from converting to the extent that, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.99% of the total number of shares of the Company’s Common Stock then issued and outstanding. As a result of Preferred Stock conversions completed since the close of the financing, as of June 28, 2013, ARCA had 10,096,162 shares of common stock outstanding and 55,894 shares of preferred stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2013

ARCA biopharma, Inc. (Registrant)

By:	/s/ Patrick Wheeler
Name:	Patrick Wheeler
Title:	Chief Financial Officer